Southern First Bancshares, Inc.

Annual Shareholder's Meeting
May 12th, 2020

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Shareholder Presentation Objectives :

- Provide update on our profile and momentum
- Recognize the current and permanent challenges related to COVID-19
- Share our current strategies to manage risk
- Share our vision on how we will manage this environment and return to historical levels of performance and momentum

Corporate Profile:


NORTH CAROLINA
Greensboro
Raleigh
Asheville
Charlotte
Greenville
Atlanta
Columbia
SOUTH CAROLINA
Augusta
GEORGIA
Charleston
Savannah

Southern First markets:

• Greenville, SC:	2000
• Columbia, SC:	2007
• Charleston, SC:	2012
• Raleigh, NC:	2016
• Atlanta, GA:	2017
• Greensboro, NC:	2018

Corporate Profile:

- Overview:
  - Headquartered in Greenville, South Carolina
  - Started as a de novo bank 20 years ago
  - Offices in Greenville, Columbia, Charleston, Raleigh, Atlanta, Greensboro
- Financial snapshot:

	Dec. 2019	Mar. 2020
– Total assets:	$2.3 billion	$2.4 billion
– ROAA:	1.35%	0.51%
– ROAE:	14.72%	5.42%
– NPA's:	.30%	.42%
– Efficiency ratio:	54.07%	56.20%
– TCE:	9.08%	8.87%
– Total risk-based capital:	13.73%	13.59%

2019 Highlights:

Earnings:

- Net Income of $27.9 million – 25% increase from 2018
- Diluted EPS of $3.58 – 24% increase from 2018
- Book value increased to $26.83 – 15% increase from 2018

Growth:

- Core deposits increased $222 million – 15% increase
- Total loans increased $266 million – 16% increase

Credit quality and other metrics:

- Total charge-offs = .08%
- Net interest margin = 3.43%
- Efficiency ratio = 54.07%
- Noninterest expense to average assets = 2.15%

SFST – Increasing Book Value


SFST Book Value
$28.00
$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$13.34
$14.98
$17.00
$20.37
$23.29
$26.83
Dec '14
Dec '15
Dec '16
Dec '17
Dec '18
Dec '19
2015 – 12% increase
2016 – 13% increase
2017 – 20% increase
2018 – 14% increase
2019 – 15% increase

COVID-19:

- Strategic Focus – Care, Risk, Wisdom
- Pandemic plan – 70% remote workforce
  - Offices working in drive-thru only capacity
- Monitoring credit exposure on nine targeted industries
- Relationship bankers
  - Payment modification requests on 750 loans for $592 million through April 21, 2020
  - Active in Paycheck Protection Program
    - Approximately 850 loans totaling $110 million through April 21, 2020

COVID-19: Credit Monitoring

Industry	$ Balance Outstanding	% of Total Loans o/s
Entertainment Facilities	4,605	0.2%
Hotels	82,227	4.1%
Personal Care Businesses	1,349	0.1%
Restaurants	48,352	2.4%
Sports Facilities	22,229	1.1%
Travel Related Businesses	3,328	0.2%
Private Healthcare Facilities	36,462	1.8%
Religious Organizations	56,306	2.8%
Non-essential Retail	154,450	7.6%
Total	**409,308**	**20.2%**

$ in thousands
$ balances as of 3/31/20

COVID-19: Risk Mitigation Plan

- Diligently communicate with clients and proactively manage any credit risk
- Utilize various stress tests to measure potential exposure and capital ramifications
- Monitoring credit exposure on nine targeted industries
- Manage growth and capital with wisdom
- Recognize the consumer and commercial changes from this pandemic
- Continue momentum in core funding growth

SFST – Vision for the future

Proven performance of growing book value, earnings per share, and valuation

Focused on managing current risk and driving future momentum and performance:

- Risk management
- Credit culture
- Organic growth
- Solid markets
- Efficient model
- Recruiting talent
- Performance driven
- Cohesive team

Proven Excellence

SFST – growth in valuation

Over the past 5 years ending 2019, SFST increased 150%
KBW Nasdaq Bank Index increased 53%


Price Change (%)
150
100
50
0
-50
SFST
Bank Index

Southern First Bancshares, Inc.

Annual Shareholder's Meeting

Thank you for your continued support